Exhibit 99.1

This Statement on Form 3 is filed by Fortress Investment Group LLC and FIG LLC.

This report is filed by Fortress Investment Group LLC and FIG LLC, both of which are direct or indirect 10% beneficial owners. The principal business address of each of the Reporting Persons is 1345 Avenue of the Americas, 46th
Floor, New York, NY 10105.

Name of Designated Filer: Fortress Investment Group LLC

Date of Event Requiring Statement: October 24, 2006

Issuer Name and Ticker or Trading Symbol: GateHouse Media, Inc. (GHS)

                               FORTRESS INVESTMENT GROUP LLC

                               /s/ Randal A. Nardone
                               -----------------------------------------
                               By: Randal A. Nardone
                               Its: Authorized Signatory

                               FIG LLC

                               /s/ Randal A. Nardone
                               -----------------------------------------
                               By: Randal A. Nardone
                               Its: Authorized Signatory